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                                                                    Exhibit 23.2

                   [LETTERHEAD OF LEMIEUX DECK MILLARD BOND]


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our report dated January 20, 2000 with respect to the balance sheet of Inforetech Golf Technology 2000 Inc, as of December 31, 1999, and the related statements of operations and deficit, stockholders' equity and cash flows for the period from July 31, 1999 to December 31, 1999.


/s/ Lemieux Deck Millard Bond
September 27, 2000